                                                                    EXHIBIT 99.1

                              CAUTIONARY STATEMENTS

      Certain statements in this Form 10-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) significant future payment obligations for wireless devices;
(ii) loss of significant customers or a reduction in prices we charge these customers; (iii) possible adverse effect on demand for our products resulting from consolidation of mobile operators; (iv) dependence upon principal suppliers and availability and price of wireless products; (v) our ability to borrow additional funds; (vi) possible difficulties collecting our accounts receivable;
(vii) our ability to increase volumes and maintain our margins; (viii) our ability to expand implement our future growth strategy, including acquisitions;
(ix) uncertainty regarding future volatility in our Common Stock price; (x) uncertainty whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (xi) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xii) our operations may be materially affected by fluctuations in regional demand and economic factors;
(xiii) our ability to respond to rapid technological changes in the wireless communications and data industry; (xiv) access to or the cost of increasing amounts of capital, trade credit or other financing; (xv) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xvi) effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xvii) investment in sophisticated information systems technologies and our reliance upon the proper functioning of such systems; (xviii) possible adverse effects of future medical claims regarding the use of wireless devices; (xix) our ability to meet intense industry competition; (xx) our ability to manage and sustain future growth at our historical or current rates; (xxi) certain relationships and financings, which may provide us with minimal returns or losses on our investments; (xxii) the impact that seasonality may have on our business and results; (xxiii) our ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xxiv) our ability to protect our proprietary information; (xxv) our significant payment obligations under certain lease and other contractual arrangements; (xxvi) our ability to maintain adequate insurance at a reasonable cost; (xxvii) the potential issuance of additional equity, including our Common Stock, which could result in dilution of existing shareholders and may have an adverse impact on the price of our Common Stock; and (xxviii) existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.